EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Pioneer Power Solutions, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S¬-3 (No. 333-194647) and Form S-8 (No. 333-196903) of Pioneer Power Solutions, Inc. of our report dated April 2, 2015, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Pioneer Power Solutions, Inc. for the year ended December 31, 2014.

/s/ BDO USA, LLP

New York, NY

April 2, 2015